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                                                                      EXHIBIT 11

                           MITCHAM INDUSTRIES, INC.
                      COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                             Nine months ended
                                                                 October 31,
                                                           ---------------------
                                                              1996        1995
                                                           ---------   ---------

Computation of primary earnings per common share:
Net income ...............................................    $1,618      $1,080
                                                           ---------   ---------

Weighted average number of common shares
 outstanding.............................................. 3,999,000   3,170,000

Net effect of dilutive stock options and warrants,
 based on the treasury stock method, using average
 market price.............................................   432,000       -
                                                           ---------   ---------

Common shares outstanding................................. 4,431,000   3,170,000
                                                           ---------   ---------
                                                           ---------   ---------

Earnings per common share ................................     $0.37       $0.34
                                                           ---------   ---------
                                                           ---------   ---------

Computation of earnings per common share
 assuming full dilution:
Net income................................................    $1,618      $1,080
                                                           ---------   ---------

Weighted average number of common shares
 outstanding.............................................. 3,999,000   3,170,000

Net effect of dilutive stock options and warrants
 based on the treasury stock method, using the
 end-of-period market price...............................   490,000       -
                                                           ---------   ---------

Common shares outstanding assuming full
 dilution................................................. 4,489,000   3,170,000
                                                           ---------   ---------
                                                           ---------   ---------
Earnings per common share assuming full
 dilution.................................................     $0.36       $0.34
                                                           ---------   ---------
                                                           ---------   ---------


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